Exhibit 8.2

Kaufman & Canoles, P.C. Three James Center, 12th Floor 1051 East Cary Street Richmond, VA 23219 Mailing Address Post Office Box 27828 Richmond, VA 23261 T (804) 771.5700 F (804) 771.5777 kaufCAN.com

                        , 2010

Dehaier Medical Systems Limited.

1223 Epoch Center

No. 31 Zi Zhu Yuan Road

Haidian District, Beijing 100089

People’s Republic of China

Ladies and Gentlemen:

We have acted as counsel as to matters of British Virgin Islands law, including tax law, to Dehaier Medical Systems Limited, a British Virgin Islands company (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 (Registration No. 333-163041) and all amendments thereto (as amended, the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 11, 2009. The Registration Statement relates to the offering (the “Offering”) of (i) up to 1,650,000 of the Company’s common shares, $0.002731 par value per share (the “Shares”) (including up to 150,000 Shares underlying placement agent warrants issued to the placement agent in connection with the offering (the “Placement Agent Warrants”)), and (ii) up to 150,000 Placement Agent Warrants exercisable to purchase one Share each.

We have examined such documents and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon factual statements and factual representations of officers of the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

The statements made in the Registration Statement, under the caption “Tax Matters Applicable to U.S. Holders of Our Common Shares,” to the extent such statements relate to matters of British Virgin Islands tax law, represent our opinion. This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the prospectus, all of which are subject to change. Further, there can be no assurance that the British Virgin Islands authorities will not take a contrary position.

Our opinions expressed above are limited to the tax laws of the British Virgin Islands. We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Tax Matters Applicable to U.S. Holders of Our Common Shares” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

Sincerely,
/s/ Kaufman & Canoles, P.C.
Kaufman & Canoles, P.C.